EXHIBIT 99.1

CONTACT:	READ IT ON THE WEB
Paul Goldberg	www.dovercorporation.com
Treasurer & Director of Investor Relations
(212) 922-1640
October 24, 2007
DOVER REPORTS 16% EPS IMPROVEMENT IN THIRD QUARTER RESULTS
New York, New York, October 24, 2007 — Dover Corporation (NYSE: DOV) announced today that for the third quarter ended September 30, 2007, it had earnings from continuing operations of $177.9 million or $0.88 diluted earnings per share (“EPS”), compared to $155.3 million or $0.76 EPS from continuing operations in the prior-year period, representing increases of 15% and 16%, respectively. Revenue for the third quarter of 2007 was $1.84 billion, an increase of 15% over the prior-year period.
Earnings from continuing operations for the nine months ended September 30, 2007 were $484.4 million or $2.36 EPS, compared to $437.9 million or $2.13 EPS in the prior-year period, both representing increases of 11%. Revenue for the nine month period ended September 30, 2007 was $5.37 billion, up 15% over the prior year period.
Commenting on the third quarter results, Dover’s President and Chief Executive Officer, Ronald L. Hoffman, stated: “I am pleased to announce another excellent quarter at Dover with operating margins of 15.5%, a 30 bps improvement over the prior year period. Dover also produced strong free cash flow of $180.0 million, or 9.8% of revenue. Further, we continued to deliver on our PERFORMANCECOUNTS program by achieving 4 of 5 target metrics for the second quarter in a row.
Mr. Hoffman continued, “Our revenue increase of 15% reflects organic growth of 3.3%, acquisition growth of 9.6%, and a 2.0% benefit from foreign exchange. Excluding the Electronics Technology segment, the Industrial Products, Engineered Systems and Fluid Management segments fared even better, by producing combined organic growth of 5.9% in the third quarter. Overall growth was driven by strong performances in the Product Identification, Material Handling and Energy platforms.
“We also made two major announcements during the quarter. First, we initiated a $500 million share repurchase program of which approximately $300 million has been acquired thus far with the balance expected to be repurchased over the next few months. Second, we implemented a new organizational structure which identifies the true growth platforms of Dover and provides increased clarity for our investors. The new structure will maximize opportunities for improved operational efficiency and provide a framework for capitalizing on potential synergies.
“Looking forward to the fourth quarter, we anticipate the continuation of a solid but moderating business climate. We also expect to incur discrete integration and restructuring charges currently estimated in the range of $.02 to $.03 EPS as we continue to improve our business activities for sustainable long-term performance. Given these factors, plus the normal effects of seasonality, we expect our fourth quarter performance will show modest improvement over the same period last year.”
Net earnings for the third quarter of 2007 were $174.6 million or $0.86 EPS, including a loss from discontinued operations of $3.3 million or $0.02 EPS, compared to net earnings of $167.5 million or $0.82 EPS for the same period of 2006, which included income from discontinued operations of $12.2 million or $0.06 EPS. Net earnings for the nine months ended September 30, 2007 were $475.7 million or $2.32 EPS, including a loss from discontinued operations of $8.7 million or $0.04 EPS, compared to net earnings of $443.3 million or $2.16 EPS for the same period of 2006, which included income from discontinued operations of $5.4 million or $0.03 EPS.
Dover will host a webcast of its third quarter 2007 conference call at 8:00 A.M. Eastern Time on Wednesday, October 24, 2007. The webcast can be accessed at the Dover Corporation website at www.dovercorporation.com. The conference call will also be made available for replay on the website and additional information on Dover’s third quarter 2007 results and its operating companies can also be found on the Company website and in the Company’s Form 10-Q filed after this release.
Dover Corporation, with over $7 billion in annualized revenues, is a global portfolio of manufacturing companies providing innovative components and equipment, specialty systems and support services for a variety of applications in the industrial products, engineered systems, fluid management and electronic technologies markets. For more information, please visit www.dovercorporation.com.
Dover Corporation makes information available to the public, orally and in writing, which may use words like “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans” and “should,” which are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements concerning future events and the performance of Dover Corporation that involve inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, failure to achieve expected synergies, the impact of continued events in the Middle East on the worldwide economy, economic conditions, including the sub-prime lending and credit issues, increases in the cost of raw materials, changes in customer demand, increased competition in the markets served by Dover Corporation’s operating companies, the impact of natural disasters, such as hurricanes, and their effect on global energy markets and other risks. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.
TABLES FOLLOW

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited) (in thousands, except per share figures)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue	$1,843,829	$1,605,247	$5,366,067	$4,650,106
Cost of goods and services	1,172,639	1,032,203	3,416,458	2,938,072

Gross profit	671,190	573,044	1,949,609	1,712,034
Selling and administrative expenses	404,537	347,431	1,215,675	1,035,496

Operating earnings	266,653	225,613	733,934	676,538
Interest expense, net	22,326	17,184	66,613	57,916
Other expense, net	2,416	2,702	2,281	9,650

Total interest/other expense, net	24,742	19,886	68,894	67,566

Earnings before provision for income taxes and discontinued operations	241,911	205,727	665,040	608,972
Provision for income taxes	63,972	50,439	180,643	171,080

Earnings from continuing operations	177,939	155,288	484,397	437,892

Earnings (loss) from discontinued operations, net	(3,348)	12,237	(8,681)	5,370

Net earnings	$174,591	$167,525	$475,716	$443,262

Basic earnings (loss) per common share:
Earnings from continuing operations	$0.89	$0.76	$2.38	$2.15
Earnings (loss) from discontinued operations	(0.02)	0.06	(0.04)	0.03
Net earnings	0.87	0.82	2.34	2.18

Weighted average shares outstanding	200,850	203,682	203,235	203,629

Diluted earnings (loss) per common share:
Earnings from continuing operations	$0.88	$0.76	$2.36	$2.13
Earnings (loss) from discontinued operations	(0.02)	0.06	(0.04)	0.03
Net earnings	0.86	0.82	2.32	2.16

Weighted average shares outstanding	202,469	205,313	204,915	205,294

Dividends paid per common share	$0.200	$0.185	$0.570	$0.525

The following table is a reconciliation of the share amounts used in computing earnings per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Weighted average shares outstanding — Basic	200,850	203,682	203,235	203,629
Dilutive effect of assumed exercise of employee stock options	1,619	1,631	1,680	1,665

Weighted average shares outstanding — Diluted	202,469	205,313	204,915	205,294

Anti-dilutive shares excluded from diluted EPS computation	1,699	1,837	3,358	2,252

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited) (In thousands)

	2006						2007
	Q1	Q2	Q3	Q3 YTD	Q4	FY 2006	Q1	Q2	Q3	Q3 YTD

REVENUE
Industrial Products
Material Handling	$155,581	$157,101	$175,408	$488,090	$218,409	$706,499	$243,344	$251,679	$233,106	$728,129
Mobile Equipment	296,492	305,684	307,310	909,486	311,232	1,220,718	307,758	315,394	315,920	939,072
Eliminations	(187)	(263)	(259)	(709)	(219)	(928)	(219)	(220)	(203)	(642)

	451,886	462,522	482,459	1,396,867	529,422	1,926,289	550,883	566,853	548,823	1,666,559

Engineered Systems
Product Identification	114,731	137,040	143,482	395,253	173,048	568,301	206,625	224,353	227,617	658,595
Engineered Products	239,045	303,325	286,792	829,162	276,700	1,105,862	285,108	311,178	333,254	929,540

	353,776	440,365	430,274	1,224,415	449,748	1,674,163	491,733	535,531	560,871	1,588,135

Fluid Management
Energy	158,495	164,768	178,054	501,317	182,861	684,178	189,367	188,690	197,759	575,816
Fluid Solutions	157,455	161,434	159,478	478,367	167,032	645,399	169,669	174,579	176,756	521,004
Eliminations	66	(17)	(20)	29	(3)	26	(40)	(24)	(12)	(76)

	316,016	326,185	337,512	979,713	349,890	1,329,603	358,996	363,245	374,503	1,096,744

Electronic Technologies	330,019	370,236	358,137	1,058,392	353,172	1,411,564	321,173	340,717	363,002	1,024,892

Intramarket eliminations	(2,850)	(3,296)	(3,135)	(9,281)	(3,059)	(12,340)	(3,437)	(3,455)	(3,370)	(10,262)

Total consolidated revenue	$1,448,847	$1,596,012	$1,605,247	$4,650,106	$1,679,173	$6,329,279	$1,719,348	$1,802,891	$1,843,829	$5,366,068

NET EARNINGS
Segment Earnings:
Industrial Products	$62,985	$65,177	$61,858	$190,020	$61,208	$251,228	$70,148	$85,077	$75,893	$231,118
Engineered Systems	49,995	73,789	62,905	186,689	55,041	241,730	50,944	77,318	79,451	207,713
Fluid Management	67,072	66,732	67,297	201,101	66,276	267,377	73,842	73,283	79,184	226,309
Electronic Technologies	47,742	60,872	52,658	161,272	53,675	214,947	36,949	45,354	50,801	133,104

Total Segments	227,794	266,570	244,718	739,082	236,200	975,282	231,883	281,032	285,329	798,244
Corporate expense / other	(22,563)	(27,824)	(21,807)	(72,194)	(16,611)	(88,805)	(22,393)	(23,106)	(21,092)	(66,591)
Net interest expense	(21,484)	(19,248)	(17,184)	(57,916)	(19,068)	(76,984)	(21,838)	(22,449)	(22,326)	(66,613)

Earnings from continuing operations before provision for income taxes	183,747	219,498	205,727	608,972	200,521	809,493	187,652	235,477	241,911	665,040
Provision for income taxes	55,616	65,025	50,439	171,080	45,958	217,038	53,161	63,510	63,972	180,643

Earnings from continuing operations	128,131	154,473	155,288	437,892	154,563	592,455	134,491	171,967	177,939	484,397
Earnings (loss) from discontinued operations, net	75,695	(82,562)	12,237	5,370	(36,043)	(30,673)	(5,560)	227	(3,348)	(8,681)

Net earnings	$203,826	$71,911	$167,525	$443,262	$118,520	$561,782	$128,931	$172,194	$174,591	$475,716

SEGMENT OPERATING MARGIN
Industrial Products	13.9%	14.1%	12.8%	13.6%	11.6%	13.0%	12.7%	15.0%	13.8%	13.9%
Engineered Systems	14.1%	16.8%	14.6%	15.2%	12.2%	14.4%	10.4%	14.4%	14.2%	13.1%
Fluid Management	21.2%	20.5%	19.9%	20.5%	18.9%	20.1%	20.6%	20.2%	21.1%	20.6%
Electronic Technologies	14.5%	16.4%	14.7%	15.2%	15.2%	15.2%	11.5%	13.3%	14.0%	13.0%
Total Segment	15.7%	16.7%	15.2%	15.9%	14.1%	15.4%	13.5%	15.6%	15.5%	14.9%

Basic earnings (loss) per common share:
Continuing operations	$0.63	$0.76	$0.76	$2.15	$0.76	$2.91	$0.66	$0.84	$0.89	$2.38
Discontinued operations	0.37	(0.40)	0.06	0.03	(0.18)	(0.15)	(0.03)	0.00	(0.02)	(0.04)
Net earnings	1.00	0.35	0.82	2.18	0.58	2.76	0.63	0.84	0.87	2.34

Diluted earnings (loss) per common share:
Continuing operations	$0.63	$0.75	$0.76	$2.13	$0.75	$2.88	$0.65	$0.83	$0.88	$2.36
Discontinued operations	0.37	(0.40)	0.06	0.03	(0.17)	(0.15)	(0.03)	0.00	(0.02)	(0.04)
Net earnings	0.99	0.35	0.82	2.16	0.58	2.73	0.63	0.84	0.86	2.32

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION (continued)
(unaudited) (In thousands)

	2006						2007
				Q3						Q3
	Q1	Q2	Q3	YTD	Q4	FY 2006	Q1	Q2	Q3	YTD

BOOKINGS
Industrial Products
Material Handling	$176,965	$156,684	$170,758	$504,407	$208,163	$712,570	$259,039	$246,416	$228,085	$733,540
Mobile Equipment	302,838	311,496	325,345	939,679	311,417	1,251,096	374,845	353,122	298,016	1,025,983
Eliminations	(404)	(426)	(1,589)	(2,419)	(380)	(2,799)	(438)	(445)	(324)	(1,207)

	$479,399	$467,754	$494,514	$1,441,667	$519,200	$1,960,867	$633,446	$599,093	$525,777	$1,758,316

Engineered Systems
Product Identification	$122,201	$130,013	$145,929	$398,143	$163,953	$562,096	$215,596	$219,111	$231,166	$665,873
Engineered Products	295,712	305,753	290,647	892,112	275,653	1,167,765	322,940	344,559	294,235	961,734

	$417,913	$435,766	$436,576	$1,290,255	$439,606	$1,729,861	$538,536	$563,670	$525,401	$1,627,607

Fluid Management
Energy	$170,191	$166,628	$186,444	$523,263	$170,664	$693,927	$200,010	$187,502	$194,733	$582,245
Fluid Solutions	160,388	167,631	158,783	486,802	167,130	653,932	171,944	180,964	177,021	529,929
Eliminations	(21)	(11)	(20)	(51)	(32)	(84)	(15)	(16)	(12)	(43)

	$330,558	$334,248	$345,207	$1,010,014	$337,762	$1,347,775	$371,939	$368,450	$371,742	$1,112,131

Electronic Technologies	$382,817	$364,096	$340,645	$1,087,558	$322,485	$1,410,043	$311,840	$354,858	$381,804	$1,048,501

BACKLOG
Industrial Products
Material Handling	$130,621	$130,402	$156,112		$146,614		$161,991	$157,945	$153,245
Mobile Equipment	369,013	385,745	417,467		429,191		501,591	541,683	529,423
Eliminations	(6)	(5)	(147)		(165)		(207)	(236)	(275)

	$499,628	$516,142	$573,432		$575,640		$663,375	$699,392	$682,393

Engineered Systems
Product Identification	$42,912	$43,733	$48,042		$57,706		$66,875	$62,216	$68,682
Engineered Products	250,996	252,512	256,306		256,200		286,313	327,088	287,901

	$293,908	$296,245	$304,348		$313,906		$353,188	$389,304	$356,583

Fluid Management
Energy	$67,711	$68,139	$88,161		$75,449		$88,392	$89,044	$87,105
Fluid Solutions	56,154	62,481	61,794		63,565		65,683	72,028	73,007
Eliminations	(9)	(4)	(3)		(33)		(8)	—	—

	$123,856	$130,616	$149,952		$138,981		$154,067	$161,072	$160,112

Electronic Technologies	$243,480	$242,205	$227,528		$200,048		$229,010	$243,996	$266,474

ACQUISITION RELATED DEPRECIATION AND AMORTIZATION EXPENSE*

Industrial Products	$3,718	$3,542	$6,888	$14,148	$11,065	$25,213	$6,460	$6,417	$6,933	$19,810
Engineered Systems	1,801	3,431	4,000	9,232	5,404	14,636	12,094	5,954	6,257	24,305
Fluid Management	4,487	3,936	3,761	12,184	3,999	16,183	3,800	3,812	3,796	11,408
Electronic Technologies	8,135	8,709	7,976	24,820	8,094	32,914	8,756	10,319	9,957	29,032

	$18,141	$19,618	$22,625	$60,384	$28,562	$88,946	$31,110	$26,502	$26,943	$84,555

*	Represents the pre-tax impact on earnings from the depreciation and amortization of acquisition accounting write-ups to reflect the fair value of inventory, property plant and equipment, and intangible assets.